LMCG Collective Trust

LMCG International Small Cap Collective Fund

ANNUAL REPORT

June 30, 2014

and

June 30, 2015

Schedule of Investments	LMCG Collective Trust
June 30, 2014

LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Common Stock - 95.7%
Australia - 5.0%
Ardent Leisure Group‡	4,463	$6	$	$11
Challenger	1,857	9		13
Flight Centre	218	5		9
Investa Office Fund‡	2,928	10		10
Primary Health Care	1,808	7		8
Shopping Centres Australasia Property Group‡	6,358	9		10
		46		61
Austria - 2.3%
Flughafen Wien	97	10		9
Immobilien Anlagen	558	10		10
Oesterreichische Post	178	8		9
		28		28
Belgium - 0.8%
Elia System Operator	185	10		9
Canada - 0.8%
Canadian Apartment Properties‡	400	8		9
Denmark - 1.8%
NKT Holding	147	10		10
Pandora	158	3		12
		13		22
EUR - 0.6%
Liberbank*	7,576	8		7
France - 1.9%
Metropole Television	407	8		9
Valeo	106	9		14
		17		23
Germany - 3.7%
Drillisch	279	9		11
Freenet	409	7		13
GAGFAH*	536	9		10
Rheinmetall	161	10		11
		35		45
Greece - 0.8%
Metka	480	9		9
Hong Kong - 2.2%
Dah Sing Financial Holdings	2,000	9		11
Seaspan*	354	8		8
Shun Tak Holdings	16,000	6		8
		23		27

The accompanying notes are an integral part of the financial statements.

1

Schedule of Investments (continued)	LMCG Collective Trust
June 30, 2014

LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Ireland - 3.1%
DCC	228	$10	$14
ICON*	213	8	10
Smurfit Kappa Group	594	5	14
		23	38
Italy - 2.2%
Danieli & C Officine Meccaniche	407	6	9
Mediolanum*	1,088	10	8
Recordati	570	5	10
		21	27
Japan - 25.5%
Alpine Electronics	800	7	11
Aoyama Trading	400	11	11
Calsonic Kansei	2,000	13	13
Denki Kagaku Kogyo	2,000	7	8
EDION	700	5	5
Eighteenth Bank	1,000	3	2
Fujikura	2,000	7	10
Furukawa Electric	4,000	9	8
Geo Holdings	600	6	5
Heiwa	400	6	9
Hitachi Capital	400	6	11
IT Holdings	600	8	10
Juroku Bank	1,000	3	4
Kaneka	2,000	11	12
Kanematsu	5,000	6	9
Kissei Pharmaceutical	400	11	10
Kohnan Shoji	700	9	7
Mandom	300	10	11
Minebea	2,000	17	23
Mitsui Engineering & Shipbuilding	4,000	7	9
Nichiha	500	6	6
Nippon Paper Industries	500	8	9
NS Solutions	400	10	11
Obic	300	7	10
Orix J‡	8	9	11
Rohto Pharmaceuticals*	500	9	8
Seiko Epson	400	6	17
Sojitz	4,300	6	8
Sumitomo Bakelite	2,000	8	8
Toshiba TEC	1,000	4	7
Toyo Tire & Rubber	1,000	12	17

The accompanying notes are an integral part of the financial statements.

2

Schedule of Investments (continued)	LMCG Collective Trust
June 30, 2014

LMCG International Small Cap Collective Fund	Shares	Cost(000)	Value (000)
Japan (continued)
Yamaha	600	$7	$9
		254	309
Luxembourg - 0.9%
APERAM*	315	10	11
Mexico - 0.8%
Grupo Aeromexico*	5,500	8	10
Netherlands - 1.7%
AerCap Holdings*	253	3	12
BinckBank	713	8	9
		11	21
New Zealand - 1.6%
Nuplex Industries	2,727	6	7
SKY Network Television	1,977	11	12
		17	19
Norway - 4.2%
Borregaard	1,579	7	12
Marine Harvest	832	9	11
Salmar	632	10	11
Storebrand	1,603	10	9
TGS Nopec Geophysical	259	9	8
		45	51
Portugal - 0.7%
CTT- Correiose de Portugal*	811	9	8
Singapore - 2.7%
First Resources	6,000	9	12
Mapletree Industrial Trust‡	9,000	10	10
OSIM International	5,000	9	11
		28	33
Spain - 0.8%
Almirall.	565	9	9
Sweden - 4.5%
Fastighets Balder, Cl B*	1,089	6	15
Hemfosa Fastigheter*	543	9	9
JM.	331	9	12
Unibet Group	194	9	10
Wihlborgs Fastigheter	505	10	9
		43	55
Switzerland - 6.3%
Ascom Holding	464	10	8
Bucher Industries	32	7	11

The accompanying notes are an integral part of the financial statements.

3

Schedule of Investments (continued)	LMCG Collective Trust
June 30, 2014

LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Switzerland (continued)
Cembra Money Bank	128	$9	$8
Forbo Holding	11	9	12
Galenica	11	11	11
Helvetia Holding	20	8	9
Kuoni Reisen Holding	21	9	8
OC Oerlikon	641	11	9
		74	76
Taiwan - 2.6%
AcBel Polytech	8,000	7	12
Inventec	10,000	5	10
King Yuan Electronics	11,000	7	10
		19	32
United Kingdom - 17.3%
Assura Group‡	13,346	8	10
Barratt Developments	1,793	10	12
Beazley	2,131	9	9
Bellway	345	7	9
Berendsen	890	7	15
Close Brothers Group	459	10	10
easyJet	420	5	10
Greggs	1,116	9	10
Halfords Group	1,209	9	10
Hikma Pharmaceuticals	531	10	15
Innovation Group	17,384	8	10
Interserve	1,000	7	10
Mondi	877	7	16
Moneysupermarket.com Group	3,038	9	10
Northgate.	1,019	8	9
Pace	1,563	6	9
Playtech	951	6	10
SIG	2,931	10	9
Stagecoach Group	1,317	6	9
SVG Capital*	1,111	7	8
		158	210
United States - 0.9%
Veresen	634	8	11
Total Common Stock		934	1,160
Exchange-Traded Fund - 2.7%
iShares MSCI EAFE Index	465	31	32
Total Exchange-Traded Fund		31	32

The accompanying notes are an integral part of the financial statements.

4

Schedule of Investments (concluded)	LMCG Collective Trust
June 30, 2014

LMCG International Small Cap Collective Fund	Face Amount (000)	Cost (000)	Value (000)
Time Deposits - 1.3%
Brown Brothers Harriman, 0.030%, 07/01/14.USD	11	$11	$11
Brown Brothers Harriman, 0.005%, 07/01/14 JPY	102	1	1
Brown Brothers Harriman, 0.001%, 07/01/14.CHF	2	2	2
Brown Brothers Harriman, -0.030%, 07/01/14..EUR	2	2	2
Total Time Deposits		16	16
Total Investments - 99.7%		$981	1,208
OtherAssetsandLiabilities,Net - 0.3%			4
Net Assets - 100.0%			$1,212

CHF	Swiss Franc Cl-Class
EAFE	Europe, Australasia, and Far East EUR-Euro
JPY	Japanese Yen
MSCI	Morgan Stanley Capital International USD-United States Dollar

*	Non-income producing security.
‡	Real Estate Investment Trust.

SUMMARY OF INDUSTRY DIVERSIFICATION June 30, 2014*
Capital Goods	16.3%
Real Estate	9.4%
Materials	8.0%
Consumer Durables & Apparel	7.2%
Pharmaceuticals, Biotechnology & Life Sciences	6.0%
Transportation	6.0%
Software & Services	5.1%
Diversified Financials	4.7%
Technology Hardware & Equipment	4.2%
Retailing	4.0%
Automobiles & Components	3.7%
Food, Beverage & Tobacco	3.6%
Consumer Services	3.2%
Exchange-Traded Fund	2.6%
Insurance	2.2%
Banks	2.0%
Telecommunication Services	2.0%
Media	1.7%
Energy	1.6%
Health Care Equipment & Services	1.4%
Time Deposits	1.3%
Commercial Services & Supplies	1.2%
Household & Personal Products	0.9%
Semiconductors & Semiconductor Equipment	0.9%
Utilities	0.8%
Total	100.0%

* Percentages based on total investments.

The accompanying notes are an integral part of the financial statements.

Schedule of Investments	LMCG Collective Trust
June 30, 2015

LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Common Stock - 94.8%
Australia - 5.2%
AWE *.	6,380	$11	$6
Cromwell Property Group ‡	9,372	8	7
Downer EDI	2,373	9	9
Echo Entertainment Group	3,026	9	10
Fairfax Media	11,756	8	7
Independence Group	2,249	8	7
OZ Minerals	2,821	10	9
Treasury Wine Estates	2,199	9	9
		72	64
Austria - 0.6%
Oesterreichische Post	167	7	8
Belgium - 0.7%
Ackermans & van Haaren	66	8	9
Canada - 0.6%
Chartwell Retirement Residences ‡	800	8	7
Denmark - 3.3%
NKT Holding	138	9	8
Pandora	125	3	13
Royal Unibrew	275	9	9
Sydbank	249	10	10
		31	40
France - 2.4%
Ipsen	184	9	10
Teleperformance	150	9	11
UBISOFT Entertainment *	505	9	9
		27	30
Germany - 5.7%
Aurubis	149	9	9
Drillisch	262	9	12
Freenet	385	6	13
Gerresheimer	155	8	10
Pfeiffer Vacuum Technology	107	10	9
RHOEN-KLINIKUM	309	10	8
Software	321	9	9
		61	70
Hong Kong - 3.1%
Champion ‡	17,000	10	9
Dah Sing Financial Holdings	2,000	9	13
Orient Overseas International	1,500	9	8

The accompanying notes are an integral part of the financial statements.

6

Schedule of Investments (continued)	LMCG Collective Trust
June 30, 2015

LMCGInternationalSmallCapCollective Fund	Shares	Cost(000)	Value(000)
Hong Kong (continued)
Shun Tak Holdings	14,000	$6	$8
		34	38
Ireland - 1.8%
Fly Leasing ADR	582	8	9
Smurfit Kappa Group	491	5	13
		13	22
Italy - 2.4%
Banca Generali	303	11	11
Recordati	508	11	10
Saras *	4,571	9	8
		31	29
Japan - 30.4%
ADEKA	600	8	8
Alps Electric	500	8	16
Aoyama Trading	400	11	16
Calsonic Kansei	2,000	13	14
Denki Kagaku Kogyo	2,000	7	9
EDION	600	4	4
Eighteenth Bank	1,000	3	3
Foster Electric	500	8	11
Fujikura	2,000	7	11
Furukawa Electric	4,000	9	7
Geo Holdings	500	5	6
Heiwa	400	6	8
Hitachi Transport System	500	8	8
Industrial & Infrastructure Fund Investment ‡	2	8	9
IT Holdings	500	6	11
Japan Logistics Fund ‡	5	11	10
Kanematsu	5,000	6	9
Kawasaki Kisen Kaisha	3,000	8	7
Keihin	500	7	7
Kitz	1,800	9	9
Kohnan Shoji	600	8	8
Mandom	300	10	13
Minebea	1,000	11	16
Mitsui Engineering & Shipbuilding	4,000	7	7
Mitsui Mining & Smelting	3,000	7	8
NHK Spring	700	8	8
Nichiha	500	6	8
Nippon Paper Industries	500	8	9
Nipro	900	9	9
Nissha Printing	500	8	9
NS Solutions	400	10	13

The accompanying notes are an integral part of the financial statements.

7

Schedule of Investments (continued)	LMCG Collective Trust
June 30, 2015

LMCGInternationalSmallCapCollective Fund	Shares	Cost (000)	Value(000)
Japan (continued)
NTN	2,000	$9	$13
Obic	300	7	13
Sojitz	4,100	6	10
Sumitomo Bakelite	2,000	8	9
Tokyo Seimitsu	400	9	9
Toshiba TEC	1,000	4	6
Tosoh	2,000	9	13
Yamaha	500	5	10
		301	374
Netherlands - 1.8%
AerCap Holdings *	238	3	11
TKH Group	258	8	11
		11	22
New Zealand - 0.7%
Air New Zealand	4,970	9	9
Norway - 1.2%
Avance Gas Holding (A)	356	8	7
Bakkafrost P	315	8	8
		16	15
Portugal - 0.6%
CTT- Correiose de Portugal	764	8	8
South Africa - 0.6%
AVI	1,070	7	7
South Korea - 0.8%
Korea District Heating	141	10	10
Spain - 1.7%
Ebro Foods	458	9	9
Gamesa Tecnologica	765	10	12
		19	21
Sweden - 5.7%
Axfood	576	8	9
Hemfosa Fastigheter	1,024	9	10
JM	311	8	9
Nobia	1,089	9	11
Trelleborg, Cl B	636	12	12
Unibet Group	183	9	11
Wihlborgs Fastigheter	476	9	8
		64	70
Switzerland - 1.5%
Cembra Money Bank	121	8	7

The accompanying notes are an integral part of the financial statements.

8

Schedule of Investments (continued)	LMCG Collective Trust
June 30, 2015

LMCG International Small Cap Collective Fund	Shares	Cost (000)	Value (000)
Switzerland (continued)
Helvetia Holding	19	$8	$11
		16	18
Taiwan - 2.1%
China Life Insurance	10,000	8	10
Powertech Technology	4,000	8	9
Win Semiconductors	5,000	8	7
		24	26
United Kingdom - 21.4%
Amlin	1,268	9	10
APERAM *	298	9	12
Barratt Developments	1,685	9	16
Bellway	324	7	12
Berkeley Group Holdings	317	12	17
Close Brothers Group	431	10	10
Domino's Pizza Group *	757	9	9
Galliford Try	389	9	11
Greggs	940	8	17
Halfords Group	1,137	8	9
Henderson Group	2,551	10	10
Howden Joinery Group	1,541	10	13
Intermediate Capital Group	1,336	9	12
Jupiter Fund Management	1,455	10	10
Man Group	5,296	11	13
Moneysupermarket.com Group	2,856	8	13
Northgate	959	7	9
Phoenix Group Holdings	706	8	9
Playtech	894	6	11
QinetiQ Group	3,027	9	11
Redrow	1,585	8	11
Taylor Wimpey	6,205	13	18
		199	263
United States - 0.5%
Dominion Diamond	412	8	6
Total Common Stock		984	1,166
Exchange-Traded Fund - 2.4%
iShares MSCI EAFE Index	465	31	29
Total Exchange-Traded Fund		31	29

The accompanying notes are an integral part of the financial statements.

9

Schedule of Investments (continued)	LMCG Collective Trust
June 30, 2015

LMCG International Small Cap Collective Fund	Face Amount (000)		Cost (000)	Value (000)
TimeDeposits-2.9%
BNP Paribas, 0.030%, 07/01/2015	USD	30	$30	$30
Brown Brothers Harriman, 0.150%, 07/01/2015	NOK	2	—	—
Brown Brothers Harriman, 0.005%, 07/01/2015	JPY	120	1	1
Brown Brothers Harriman, (0.245)%†, 07/01/2015	EUR	3	3	3
Brown Brothers Harriman, (1.000)%†, 07/01/2015	CHF	2	2	2
Total Time Deposits			36	36
Total Investments - 100.1%			$1,051	1,231
Other Assets and Liabilities, Net - (0.1)%				(1)
Net Assets - 100.0%				$1,230

ADR	American Depositary Receipt
CHF	Swiss Franc
Cl	Class
EAFE	Europe, Australasia, and Far East
EUR	Euro
JPY	Japanese Yen
MSCI	Morgan Stanley Capital International
NOK	Norwegian Krone
USD	United States Dollar

*	Non-income producing security.
†	Rate is negative due to the decrease in value of the respective foreign currency against the U.S. Dollar.
‡	Real Estate Investment Trust.
(A)	Security sold within the terms of a private placement memorandum, exempt from registration under section 144A of the Securities Act of 1933, as amended, and may be sold only to dealers in that program or other ''accredited investors.'' These securities have been determined to be liquid under guidelines established by the Trustee.

The accompanying notes are an integral part of the financial statements.

10

Schedule of Investments (concluded)	LMCG Collective Trust
June 30, 2015

SUMMARY OF INDUSTRYDIVERSIFICATION June 30,2015*
Capital Goods	15.5%
Consumer Durables & Apparel	11.1%
Materials	9.0%
Diversified Financials	6.5%
Software & Services	6.5%
Real Estate	5.2%
Food, Beverage & Tobacco	4.8%
Retailing	4.6%
Transportation	3.9%
Insurance	3.2%
Time Deposits	2.9%
Consumer Services	2.5%
Pharmaceuticals, Biotechnology & Life Sciences	2.5%
Exchange-Traded Fund	2.4%
Automobiles & Components	2.4%
Commercial Services & Supplies	2.3%
Banks	2.1%
Health Care Equipment & Services	2.0%
Telecommunication Services	2.0%
Semiconductors & Semiconductor Equipment	2.0%
Technology Hardware & Equipment	1.7%
Energy	1.7%
Household & Personal Products	1.1%
Utilities	0.8%
Food & Staples Retailing	0.7%
Media	0.6%
Total	100.0%

* Percentages based on total investments.

The accompanying notes are an integral part of the financial statements.

11

Statement of Assets and Liabilities (000)	LMCG Collective Trust
June 30,

	LMCG International Small Cap Collective Fund
	2014	2015
Assets:
Investments at value (Cost $981 and $1,051)	$1,208	$1,231
Receivable for dividends and interest	2	3
Foreign currency holdings at value (Cost $3 and $0)	3	—
Receivable for tax reclaim	3	3
Unrealized appreciation on spot foreign currency contracts	—	1
Total assets	1,216	1,238

Liabilities:
Unrealized depreciation on spot foreign currency contracts.	—	1
Accrued expenses	4	7
Total liabilities	4	8
Net assets	$1,212	$1,230

Net assets:
Paid-in Capital
(unlimited authorization — no par value)	$611	$561
Undistributed net investment income	66	86
Accumulated net realized gain on investments and foreign currency
transactions	308	404
Net unrealized appreciation on investments	227	180
Net unrealized depreciation on foreign currency transactions	—	(1)
Total net assets	$1,212	$1,230

Net Asset Value, Offering and Redemption
Price Per Unit - Class 2 based on net assets of $1,212 and $1,230 and
outstanding units of 64,849 and 62,003(1) (2)	$18.69	$19.84

(1)	Units have not been rounded.
(2)	Net Asset Value per unit is calculated by dividing the unrounded net assets by the unrounded units outstanding.

Amounts designated as "—" are $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

12

Statement of Operations (000)	LMCG Collective Trust
For the years ended June 30,

	LMCG International Small Cap Collective Fund
	2014	2015
Investment income:
Dividend income (Net of foreign taxes withheld of $2 and $2,
respectively).	$32	$32
Total investment income	32	32

Expenses:
Trustee fees (Class 2)	10	12
Administrative servicing fees (Class 2).	3	—
Total expenses	13	12
Net investment income	19	20

Net realized gain/(loss) on:
Investments	218	98
Foreign currency transactions	(1)	(2)
	217	96
Net change in unrealized appreciation (depreciation) on:
Investments	67	(47)
Foreign currency transactions	—	(1)
	67	(48)
Net realized and unrealized gain on investments and foreign
currency transactions.	284	48
Net increase in net assets resulting from operations	$303	$68

Amounts designated as "—" are $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

13

Statement of Changes in Net Assets (000)	LMCG Collective Trust
For the years ended June 30,

	LMCG International Small Cap Collective Fund
	2014	2015
Operations:
Net investment income	$19	$20
Net realized gain on investments and foreign currency transactions	217	96
Net change in unrealized appreciation (depreciation) on investments and
foreign currency transactions	67	(48)
Netincrease in net assets resulting from operations	303	68

Capital unit transactions:
Class 2
Issuances.	1	—
Redemptions	(231)	(50)
Net decrease in net assets from Class 2 unit transactions	(230)	(50)
Net decrease from capital unit transactions	(230)	(50)
Net increase in net assets	73	18

Net assets:
Beginning of year	1,139	1,212
End of year (including undistributed net investment income of $66 and
$86, respectively)	$1,212	$1,230

Issuance of capital units:
Class 2
Issuances.	—	—
Redemptions	(14)	(3)
Net decrease in Class 2 capital units	(14)	(3)
Net decrease in capital units	(14)	(3)

Amounts designated as "—" are $0 or have been rounded to $0.

The accompanying notes are an integral part of the financial statements.

14

Financial Highlights	LMCG Collective Trust
For the years ended June 30,

For a Unit Outstanding Throughout the Year

Net Asset Value, Beginning of Year	Net Investment Income(1)	Net Realized and Unrealized Gain/(Loss) on Investments	Total from Operations	Net Asset Value, End of Year	Total Return	Net Assets End of Year (000)	Ratio of Expenses to Average Net Assets	Ratio of Net Investment Income to Average Net Assets	Portfolio Turnover
LMCG International Small Cap Collective Fund
2014
Class 2
$14.36	$0.28	$4.05	$4.33	$18.69	30.15%	$1,212	1.10%	1.64%	85%
2015
Class 2
$18.69	$0.31	$0.84	$1.15	$19.84	6.15%	$1,230	1.10%	1.69%	73%

(1)	Per unit data calculated using average units method.

The accompanying notes are an integral part of the financial statements.

15

Notes to Financial Statements	LMCG Collective Trust
June 30, 2014 and 2015

1. ORGANIZATION

SEI Trust Company, a trust company organized under the laws of the Commonwealth of Pennsylvania (the "Trustee"), established a trust on June 2, 2008, known as the Convergent Capital Institutional Master Trust (the "Trust"), which commenced operations on June 2, 2008. Effective May 12, 2014, the Trust changed its name to LMCG Collective Trust. The purpose of the Trust is to provide for the collective investment of assets of participating tax-qualified pension and profit sharing plans and related trusts, and governmental plans.

The Trust consists of separate collective investment funds as established in accordance with the Declaration of Trust. This report includes the financial statements of the LMCG International Small Cap Collective Fund (the "Fund").

The LMCG International Small Cap Collective Fund's investment objective is to exceed, over a three to five-year period, the return of the MSCI EAFE Small Cap Index. There is no assurance that the Fund will achieve its investment objective. The Fund commenced operations on August 26, 2010.

The Declaration of Trust provides, among other things, that the Trustee acts as the custodian for securities owned as well as the investment manager for the Trust. For its services, the Trustee receives a fee, calculated daily and paid monthly by the Trust. To assist with the management of the Trust, the Trustee has retained the services of Lee Munder Capital Group LLC ("LMCG") as the Investment Adviser for the Fund. LMCG is an investment adviser registered with the Securities and Exchange Commission under the Investment Advisers Act of 1940. The compensation to LMCG for such services is paid directly by the Trustee.

2. SIGNIFICANT ACCOUNTING POLICIES

The accompanying financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America ("U.S. GAAP") on the accrual basis of accounting. The Trustee has reviewed Financial Accounting Standards Board ("FASB") Accounting Standards Codification ("ASC") Topic 946, Financial Services - Investment Companies Accounting Standards Codification ("ASC 946"), and concluded that the Fund meets the criteria of an "investment company," and therefore, the Fund prepares its financial statements in accordance with investment company accounting as outlined in ASC 946.

The following is a summary of the significant accounting policies followed by the Trust.

Use of Estimates

The preparation of financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of increases or decreases in net assets from operations during the period. Actual results could differ from those estimates.

Notes to Financial Statements (continued)	LMCG Collective Trust

Security Valuation

Securities listed on a securities exchange, market or automated quotation system for which quotations are readily available (except for securities traded on NASDAQ), including securities traded over the counter, are valued at the last quoted sale price on the primary exchange or market (foreign or domestic) on which they are traded, or, if there is no such reported sale, at the most recent quoted bid price. For securities traded on NASDAQ, the NASDAQ official closing price will be used.

When market quotations are not readily available, securities are valued at fair value as determined in good faith by procedures established by the Trustee.

In accordance with U.S. GAAP, fair value is defined as the price that a Fund would receive upon selling an investment in an orderly transaction to an independent buyer in the principal or most advantageous market of the investment. A three-tier hierarchy has been established to maximize the use of observable and minimize the use of unobservable inputs and to establish classification of fair value measurements for disclosure purposes. Inputs refer broadly to the assumptions that market participants would use in pricing an asset. Inputs may be observable or unobservable. Observable inputs reflect the assumptions market participants would use in pricing the asset or liability based on market data obtained from sources independent of the reporting entity. Unobservable inputs reflect the reporting entity's own assumptions about the considerations market participants would use in pricing an asset or liability based on the best information available in the circumstances.

The three-tier hierarchy of inputs is summarized in the three broad levels listed below: Level 1 — quoted prices in active markets for identical investments

Level 2 — other significant observable inputs (including quoted prices for similar investments, interest rates, prepayment speeds, credit risks, referenced indices, quoted prices in inactive markets, adjusted quoted prices in active markets, adjusted quoted prices on foreign equity securities that were adjusted in accordance with pricing procedures approved by the Trust, etc.)

Level 3 — significant unobservable inputs (including the Trust's own assumptions in determining the fair value of investments)

The valuation techniques used by the Trust to measure fair value during the years ended June 30, 2014 and June 30, 2015 generally sought to maximize the use of observable inputs and minimized the use of unobservable inputs.

Notes to Financial Statements (continued)	LMCG Collective Trust

The following tables set forth information about the level within the fair value hierarchy at which the Fund's investments are measured at June 30, 2014 and June 30, 2015 (000):

LMCG International Small Cap Collective Fund

2014:

InvestmentsinSecurities*	Level1	Level2	Level3	Total
Common Stock	$1,160	$-	$-	$1,160
Exchange-Traded Fund	32	-	-	32
Time Deposits	-	16	-	16
Total Investments in Securities	$1,192	$16	$-	$1,208

2015:

InvestmentsinSecurities*	Level1	Level2	Level3	Total
Common Stock	$1,166	$-	$-	$1,166
Exchange-Traded Fund	29	-	-	29
Time Deposits	-	36	-	36
Total Investments in Securities	$1,195	$36	$-	$1,231

*	Further details on the major security types listed above, including industry and country diversification can be found in the Fund's Schedule of Investments.

Amounts designated as "—" are $0 or have been rounded to $0.

For the years ended June 30, 2014 and June 30, 2015, there were no transfers between levels or significant changes to the Trust's fair valuation methodologies. All transfers, if any, are recognized by the Trust at the end of the year.

Foreign Currency Translation

The books and records of the Fund investing in international securities are maintained in U.S. dollars on the following basis:

(i)	market value of investment securities, assets and liabilities at the current rate of exchange; and
(ii)	purchases and sales of investment securities, income and expenses at the relevant rates of exchange prevailing on the respective dates of such transactions.

The Fund does not isolate that portion of gains and losses on investments in equity securities that is due to changes in the foreign exchange rates from that which is due to changes in market prices of equity securities.

The Trust reports certain foreign currency related transactions as components of realized gains for financial reporting purposes, whereas such components are treated as ordinary income for Federal income tax purposes.

Notes to Financial Statements (continued)	LMCG Collective Trust

Forward Foreign Currency Contracts

The Fund may be subject to foreign currency exchange rate risk in the normal course of pursuing its objectives. The value of foreign investments held by the Fund may be significantly affected by changes in foreign currency exchange rates. The dollar value of a foreign security generally decreases when the value of the dollar rises against the foreign currency in which the security is denominated and tends to increase when the value of the dollar declines against such foreign currency. The Fund may enter into forward foreign currency exchange contracts to reduce the Fund's exposure to foreign currency exchange rate fluctuations. The net U.S. dollar value of foreign currency underlying all contractual commitments held by the Fund and the resulting unrealized appreciation or depreciation are determined daily using prevailing exchange rates. Realized gain or loss is recorded upon the termination of the contract. Net realized and unrealized gains or losses occurring during the holding period of forward foreign currency exchange contracts are found on the Statements of Operations as a component of net realized gain/(loss) on foreign currency transactions and net change in unrealized appreciation/(depreciation) on foreign currency contracts and foreign currency transactions, respectively. The forward foreign currency contracts as of year-end, as disclosed in the Schedules of Investments, if any, and the amounts of realized and changes in unrealized gains and losses on derivative instruments during the year, as disclosed in the Statements of Operations, serve as indicators of the volume of derivative activity for the Fund.

The Fund bears the risk of an unfavorable change in the foreign currency exchange rate underlying the forward contract. Additionally, losses up to the fair value may arise if the counterparties do not perform under the contract terms.

During the years ended June 30, 2014 and June 30, 2015, the Fund did not use forward foreign currency contracts.

Net Asset Value Per Unit

The net asset value per unit of the Fund is calculated on each business day by dividing the total value of assets, less liabilities, by the number of units outstanding. Unit issuances and redemptions are based on the net asset value determined at the end of the current day.

Federal Income Taxes

The Trust has received a letter of determination from the Internal Revenue Service, which states that the Trust is exempt from Federal income tax under Section 501(a) of the Internal Revenue Code. Accordingly, no provision for Federal income taxes is required in the accompanying financial statements.

Management has analyzed the Trust's tax positions taken on Federal income tax returns for all open tax years and has concluded that as of June 30, 2014 and June 30, 2015, no provision for income tax is required in the financial statements. The Trust's Federal and state income and Federal excise tax returns for tax years for which the applicable statutes of limitations have not expired are subject to examination by the Internal Revenue Service and state departments of revenue.

Security Transactions and Investment Income

Security transactions are accounted for on trade date. Realized gains and losses on sales of securities are calculated on the identified cost basis. Dividend income is recorded on the ex-dividend date.

Distributions to Unitholders

All investment income and realized gains of the Fund will be reinvested in the Fund and no distributions will be declared.

Notes to Financial Statements (concluded)	LMCG Collective Trust

Expenses

In accordance with the Declaration of Trust, expenses of the Trustee, including, but not limited to, any taxes imposed on the Trust's assets, commissions and costs relating to holding, purchasing and selling Trust assets, reasonable attorneys' fees and litigation costs, and the costs of hiring a registered investment adviser or other consultant, may be reimbursable from the assets of the Trust, as the Trustee reasonably determines. The trustee fees charged to a Fund are utilized by the Trustee to pay all operating expenses of the Fund. These trustee fees may vary by class. Refer to the financial highlights for the rate by class.

Class-specific expenses are borne by that class of shares. Income, expenses, and realized and unrealized gains/(losses) and non-class specific expenses are allocated to the respective class on the basis of relative daily net assets.

Exchange-Traded Funds

The Fund may invest in Exchange-Traded Funds ("ETF"). An ETF is a pooled investment vehicle, such as a registered investment company or a grantor trust, whose shares are listed and traded on U.S. stock exchanges or otherwise traded in the over-the-counter market. The Fund will be subject to substantially the same risks as those associated with the direct ownership of the securities comprising the index on which the ETF is based, and the value of the Fund's investments will fluctuate in response to the performance of the underlying index. ETFs typically incur fees that are separate from those of the Fund. Accordingly, the Fund's investments in ETFs will result in the layering of expenses such that shareholders will indirectly bear a proportionate share of the ETFs' operating expenses, in addition to paying the Fund's expenses. The Fund may invest in ETFs that are not registered or regulated under the Investment Company Act of 1940, as amended. These ETFs typically hold commodities (such as gold or oil), currency or other property that is itself not a security. Because the value of ETF shares depends on the demand in the market, shares may trade at a discount or premium and the Investment Adviser may not be able to liquidate the Fund's holdings at the most optimal time, which could adversely affect the Fund's performance.

3. CONCENTRATION OF UNITHOLDERS

As of June 30, 2014, the Fund had plan participants which held 10% or more of the outstanding units of the Fund as follows:

Fund	Number of Affliated Investors	% of units held	Number of Non-Affliated Investors	% of units held
LMCG International Small Cap Collective Fund	1	100%	-	-

As of June 30, 2015, the Fund had plan participants which held 10% or more of the outstanding units of the Fund as follows:

Fund	Number of Affliated Investors	% of units held	Number of Non-Affliated Investors	% of units held
LMCG International Small Cap Collective Fund	1	100%	-	-

4. SUBSEQUENT EVENTS

Management has evaluated the need for disclosures and/or adjustments resulting from subsequent events through the date the financial statements were available to be issued. Based on this evaluation, no disclosures and/or adjustments were required to the financial statements as of June 30, 2014 and June 30, 2015.

Supplementary Schedule	LMCG Collective Trust
For the years ended June 30, 2014 and June 30, 2015

The following represents purchases, proceeds from sales, and gain/(loss) from sales of the Fund's investments for the years ended June 30, 2014 and June 30, 2015 (000):

LMCG International Small Cap Collective Fund

2014:

Assets	Purchases	Proceedsfrom sales	Gain/(Loss)
Common Stock	$874	$979	$205
Exchange-Traded Fund	67	98	5
Preferred Stock	8	30	8
Time Deposits	16	72	-
Totals	$965	$1,179	$218

2015:

Assets	Purchases	Proceedsfrom sales	Gain/(Loss)
Common Stock	$874	$979	$205
Time Deposits	36	16	-
Totals	$863	$891	$98

Amounts designated as "-" are $0 or have been rounded to $0.

Please note the details of the purchases and proceeds from sales for the Fund's investments are available upon request from the Trustee. The details may be requested via email at 0rade@seic.com.

Independent Auditors' Report	LMCG Collective Trust

The Participants and SEI Trust Company as Trustee of the
LMCG Collective Trust:

We have audited the accompanying financial statements of the LMCG International Small Cap Collective Fund (the "Fund"), one of the separate collective investment trusts within the LMCG Collective Trust (formerly, Convergent Capital Institutional Master Trust), which comprise the statement of assets and liabilities, including the schedule of investments, as of June 30, 2014, and the related statement of operations, changes in net assets and the financial highlights for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of the Fund as of June 30, 2014, and the results of its operations, changes in its net assets and the financial highlights for the year then ended in accordance with U.S. generally accepted accounting principles.

Independent Auditors' Report	LMCG Collective Trust

Other Matter

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information on investments purchased or sold during the year ended June 30, 2014 included in the Supplementary Schedule is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Philadelphia, Pennsylvania
September 18, 2014

Independent Auditors' Report	LMCG Collective Trust

The Participants and SEI Trust Company as Trustee of the
LMCG Collective Trust:

We have audited the accompanying financial statements of the LMCG International Small Cap Collective Fund, (the "Fund"), one of the separate collective investment trusts within the LMCG Collective Trust, which comprise the statement of assets and liabilities, including the schedule of investments, as of June 30, 2015, and the related statement of operations, changes in net assets and the financial highlights for the year then ended, and the related notes to the financial statements.

Management's Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these financial statements and financial highlights in accordance with U.S. generally accepted accounting principles; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of financial statements that are free from material misstatement, whether due to fraud or error.

Auditors' Responsibility

Our responsibility is to express an opinion on these financial statements and financial highlights based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements and financial highlights are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the financial statements. The procedures selected depend on the auditors' judgment, including the assessment of the risks of material misstatement of the financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity's preparation and fair presentation of the financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity's internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the financial statements referred to above present fairly in all material respects, the financial position of the Fund as of June 30, 2015, and the results of its operations, changes in its net assets, and the financial highlights for the year then ended, in accordance with U.S. generally accepted accounting principles.

Independent Auditors' Report	LMCG Collective Trust

Other Matter

Our audit was conducted for the purpose of forming an opinion on the financial statements as a whole. The supplementary information on investments purchased or sold during the year ended June 30, 2015 included in the Supplementary Schedule is presented for purposes of additional analysis and is not a required part of the financial statements. Such information is the responsibility of management and was derived from and relates directly to the underlying accounting and other records used to prepare the financial statements. The information has been subjected to the auditing procedures applied in the audit of the financial statements and certain additional procedures, including comparing and reconciling such information directly to the underlying accounting and other records used to prepare the financial statements or to the financial statements themselves, and other additional procedures in accordance with auditing standards generally accepted in the United States of America. In our opinion, the information is fairly stated in all material respects in relation to the financial statements as a whole.

Philadelphia, Pennsylvania
September 16, 2015